As filed with the Securities and Exchange Commission on June 28, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arbor Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	20-0057959 (I.R.S Employer Identification Number)
333 Earle Ovington Boulevard, Suite 900
Uniondale, New York 11553
(516) 506-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul Elenio
Chief Financial Officer
333 Earle Ovington Boulevard, Suite 900
Uniondale, New York 11553
(516) 506-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
5.00% Senior Notes due 2026	$165,000,000	100%	$165,000,000	$18,001.50

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
SUBJECT TO COMPLETION, DATED JUNE 28, 2021
PROSPECTUS

OFFER TO EXCHANGE

$165,000,000 aggregate principal amount of 5.00% Senior Notes due 2026 that have been registered under the Securities Act of 1933, as amended, for $165,000,000 aggregate principal amount of outstanding unregistered 5.00% Senior Notes due 2026

We are offering to exchange 5.00% Senior Notes due 2026 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to in this prospectus as the “New Notes,” for $165,000,000 aggregate principal amount of our outstanding unregistered 5.00% Senior Notes due 2026 that we issued in a private placement on April 30, 2021, which we refer to in this prospectus as the “Old Notes.” We are making this offer to exchange the Old Notes for the New Notes to satisfy our obligations under the registration rights agreement that we entered into with certain of the purchasers of the Old Notes in connection with our issuance of the Old Notes to those purchasers.
The exchange offer will expire at 5:00 p.m., New York City time, on            , 2021, unless extended in our sole and absolute discretion.
We will not receive any cash proceeds from this exchange offer. The issuance of the New Notes in exchange for the Old Notes will not result in any increase in our outstanding indebtedness. Old Notes that are not exchanged for New Notes in this exchange offer will remain outstanding. The exchange offer is not subject to any minimum tender condition but is subject to certain customary conditions.
Upon expiration of the exchange offer, all Old Notes that have been validly tendered and not withdrawn will be exchanged for an equal principal amount of New Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement that we entered into with certain of the purchasers of the Old Notes and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations. The New Notes evidence the same debt as the Old Notes and are governed by the same indenture under which the Old Notes were issued.
There is no established trading market for the Old Notes or the New Notes and an active trading market may not develop in the future for either the Old Notes or the New Notes. The Old Notes are not listed on any national securities exchange or quotation system and we do not intend to list the New Notes on any national securities exchange or quotation system.
You may withdraw your tender of Old Notes at any time prior to the expiration of the exchange offer. We will exchange all of the outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes.
Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A broker-dealer that acquired Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the New Notes for a period of 180 days after the completion of the exchange offer. See “Plan of Distribution.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2020, and the other reports filed by us with the Securities and Exchange Commission and incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, the exchange offer and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.
We are providing this prospectus to holders of Old Notes in connection with our offer to exchange Old Notes for New Notes. We are not making this exchange offer in any jurisdiction where the exchange offer is not permitted.
You should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying exchange offer transmittal documents filed by us with the SEC. We have not authorized any other person to provide you with any other information. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of the applicable document that contains that information. Our business, financial condition, results of operations and prospects may have changed since that date.
You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the exchange offer and ownership of these securities.
Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Notes received in exchange for Old Notes. We have agreed in the letter of transmittal to make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus for use in connection with any such resale. See “Plan of Distribution.”
References in this prospectus to “Arbor,” the “Company,” “we,” “our” and “us” refer to Arbor Realty Trust, Inc. and its subsidiaries, unless the context otherwise requires.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information contained in this prospectus is not a complete description of our business or the risks associated with an investment in us. We urge you to carefully review and consider the various disclosures made by us in this prospectus, including the documents incorporated by reference herein.
This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. We use words such as “anticipate,” “expect,” “believe,” “intend,” “should,” “could,” “will,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
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changes in economic conditions generally, and the real estate market specifically, in particular, due to the uncertainties created by the novel coronavirus (“COVID-19”) pandemic;

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the potential impact of the COVID-19 pandemic on our business, results of operations and financial condition;

ii

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adverse changes in our status with government-sponsored enterprises affecting our ability to originate loans through such programs;

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changes in interest rates;

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the quality and size of the investment pipeline and the rate at which we can invest our cash;

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impairments in the value of the collateral underlying our loans and investments;

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changes in federal and state laws and regulations, including changes in tax laws;

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the availability and cost of capital for future investments; and

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competition.

Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of the report containing such statements incorporated herein by reference or as of the date of this prospectus with respect to statements that are expressly stated herein. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.
Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 19, 2021, Item 1A under “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and in our other reports and filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of our filings with the SEC. For a discussion of significant risk factors that apply to the exchange offer and the notes, see “Risk Factors” beginning on page 7 of this prospectus.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend and we disclaim any duty or obligation to update or revise any industry information or forward-looking statement set forth in this prospectus or the documents incorporated by reference herein to reflect new information, future events, or otherwise, except as required by U.S. federal securities laws.

iii

SUMMARY
This summary highlights selected information appearing elsewhere, or incorporated by reference, in this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all of the information that may be important to you in deciding to exchange your Old Notes for New Notes. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the New Notes and the exchange offer. You should pay special attention to the “Risk Factors”and the “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We operate through two business segments: our Structured Loan Origination and Investment Business (“Structured Business”) and our Agency Loan Origination and Servicing Business (“Agency Business”).
Through our Structured Business, we invest in a diversified portfolio of structured finance assets in the multifamily, single-family rental and commercial real estate markets, primarily consisting of bridge and mezzanine loans, including junior participating interests in first mortgages and preferred and direct equity. We also invest in real estate-related joint ventures and may directly acquire real property and invest in real estate-related notes and certain mortgage-related securities.
Through our Agency Business, we originate, sell and service a range of multifamily finance products through the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac,” and together with Fannie Mae, the government-sponsored enterprises, or “GSEs”), the Government National Mortgage Association (“Ginnie Mae”), Federal Housing Authority (“FHA”) and the U.S. Department of Housing and Urban Development (together with Ginnie Mae and FHA, “HUD”). We retain the servicing rights and asset management responsibilities on substantially all loans we originate and sell under the GSE and HUD programs. We are an approved Fannie Mae Delegated Underwriting and Servicing lender nationally, a Freddie Mac Multifamily Conventional Loan lender, seller/servicer, in New York, New Jersey and Connecticut, a Freddie Mac affordable, manufactured housing, senior housing and small balance loan lender, seller/servicer, nationally and a HUD MAP and LEAN senior housing/healthcare lender nationally. We also originate and service permanent financing loans underwritten using the guidelines of our existing agency loans sold to the GSEs, which we refer to as “Private Label” loans, and originate and sell finance products through conduit/commercial mortgage-backed securities programs. We pool and securitize the Private Label loans and sell certificates in the securitizations to third-party investors, while retaining the servicing rights and the highest risk bottom tranche certificate of the securitization.
We are organized to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. A REIT is generally not subject to federal income tax on that portion of its REIT-taxable income that is distributed to its stockholders, provided that at least 90% of taxable income is distributed and provided that certain other requirements are met. Certain of our assets that produce non-qualifying REIT income, primarily within the Agency Business, are operated through taxable REIT subsidiaries (“TRS”), which is part of our TRS consolidated group and is subject to U.S. federal, state and local income taxes. In general, our TRS entities may hold assets that the REIT cannot hold directly and may engage in real estate or non-real estate-related business.
Substantially all of our operations are conducted through our operating partnership, Arbor Realty Limited Partnership (“ARLP”), and ARLP’s subsidiaries, including Arbor Realty SR, Inc., a subsidiary REIT, which we refer to as SR Inc., and its subsidiaries. Arbor Realty GPOP, Inc. and Arbor Realty LPOP, Inc., our wholly owned subsidiaries, serve as the general partner and limited partner, respectively, of our operating partnership, and currently own, collectively, 89.7% of its partnership interests.
We are a Maryland corporation formed in June 2003. Our principal executive offices are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. Our telephone number is (516) 506-4200. Our website is located at www.arbor.com. The information on our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

Summary of the Exchange Offer
The following provides a summary of certain terms of the exchange offer. Please refer to the section “The Exchange Offer” appearing elsewhere in this prospectus for a more complete description of the exchange offer and the section “Description of the Notes” for a more complete description of the terms of the Old Notes and New Notes.
Old Notes
$165,000,000 in aggregate principal amount of 5.00% Senior Notes due 2026.
New Notes
Up to $165,000,000 in aggregate principal amount of 5.00% Senior Notes due 2026 which have terms that are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.
Exchange Offer
We are offering to exchange the Old Notes for a like principal amount of New Notes. Subject to the terms of this exchange offer, promptly following the termination of the exchange offer, we will exchange all Old Notes that have been validly tendered and not validly withdrawn prior to the expiration of the exchange offer for New Notes.
Expiration Date
The exchange offer will expire at 11:59 p.m., New York City time, on               , 2021, unless extended.
Withdrawal Rights
You may withdraw the tender of your Old Notes at any time before the expiration date.
Conditions to Exchange Offer
This exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer — Conditions.”
Procedures for Tendering Old Notes
Since the Old Notes are represented by global book-entry notes, the Depository Trust Company, or DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for New Notes. In order to participate in the exchange offer, you must follow the procedures established by DTC for tendering Old Notes held in book-entry form. These procedures, which we call “ATOP” procedures, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC has received (a) your instructions to exchange your Old Notes, and (b) your agreement to be bound by the terms of the accompanying letter of transmittal for book-entry notes.
Please note that by signing, or agreeing to be bound by, such letter of transmittal, you will be making a number of important representations to us. See “The Exchange Offer — Eligibility; Transferability.”
U.S. Federal Income Tax Considerations
The exchange of Old Notes for New Notes in the exchange offer generally should not constitute a taxable event for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your Old Notes for New Notes.
Registration Rights
Under the terms of the registration rights agreement that we entered into with certain of the purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake this exchange offer. This exchange offer is intended to satisfy the rights of certain holders of Old Notes under the registration rights agreement. After the exchange offer is completed, we will have no further obligations to provide for any exchange or undertake any further registration with respect to the Old Notes.
Transferability
Based upon existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters issued to third parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:
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you are acquiring the New Notes in the ordinary course of your business;

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you are not participating or engaged in, do not intend to participate or engage in, and have no arrangement or understanding with any person to participate in, the distribution of the New Notes issued to you;

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you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act; and

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you are not acting on behalf of any person who could not truthfully make these statements.

Our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to our exchange offer.
If our belief is not accurate and you transfer a New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.
Each broker-dealer that receives New Notes for its own account under the exchange offer in exchange for Old Notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes.
See “The Exchange Offer — Eligibility; Transferability” and “Plan of Distribution.”
Consequences of Failing to Exchange Old Notes
Any Old Notes that are not exchanged in the exchange offer will continue to be governed by the indenture relating to the Old Notes and the terms of the Old Notes. Old Notes that are not exchanged will remain subject to the restrictions on transfer described in the Old Notes, and you will not be able to offer or sell the Old Notes except under an exemption from the requirements of the Securities Act or unless the Old Notes are otherwise registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations to provide for registration of the Old Notes under the U.S. federal securities laws. If you do not participate in the exchange offer, the liquidity of your Old Notes could be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange.”
Use of Proceeds
We will not receive any cash proceeds from the exchange of Old Notes for New Notes as a result of the exchange offer.
Cancellation of Exchanged Old Notes
Old Notes that are surrendered in exchange for New Notes will be retired and cancelled by us upon receipt and will not be reissued. Accordingly, the issuance of the New Notes under this exchange offer will not result in any increase in our outstanding indebtedness.
Exchange Agent
UMB Bank, NA is serving as the exchange agent for this exchange offer. See “The Exchange Offer — Exchange Agent” for the address and telephone number of the exchange agent.
Summary of the New Notes
The following provides a summary of certain terms of the New Notes. The New Notes have terms that are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations. The New Notes will evidence the same debt as the Old Notes and will be governed by the same indenture under which the Old Notes were issued. Please refer to the section “Description of the Notes” for a more complete description of the terms of the New Notes. References in this prospectus to the “notes” include both the Old Notes and the New Notes unless otherwise specified or the context otherwise requires.
Issuer
Arbor Realty Trust, Inc.
Securities Offered
5.00% Senior Notes due 2026.
Aggregate Principal Amount
Up to $165,000,000.
Maturity Date
April 30, 2026, unless previously redeemed.
Interest Rate
5.00% per annum, subject to adjustment from time to time as described under “Description of the Notes — Maturity and Interest.”
Interest Payment Dates
April 30 and October 30 of each year, beginning on October 30, 2021.
No Guarantees
At issuance, the New Notes will not be guaranteed by any of our subsidiaries, however our subsidiaries may be required to guarantee the New Notes in the future under the circumstances set forth in the covenant described under “Description of the Notes — Possible Future Guarantees.”

Security and Ranking
The New Notes will be our senior unsecured obligations and will rank:
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senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the New Notes;

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equal in right of payment to any of our unsecured indebtedness outstanding from time to time that is not so subordinated;

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effectively subordinated to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

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structurally subordinated to the existing and future indebtedness and other liabilities (including trade payables) and preferred equity of our subsidiaries, including any of our future indebtedness and other liabilities that are guaranteed by our subsidiaries.

If any of our subsidiaries becomes a guarantor of the New Notes, its guarantee of the New Notes will be:
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a senior unsecured obligation of such guarantor;

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rank equally in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such guarantor;

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effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such guarantor to the extent of the value of the collateral securing such indebtedness and guarantees; and

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senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such guarantor.

Certain Covenants
The indenture, among other things, requires us to:
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maintain a minimum net asset value

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maintain a minimum unencumbered asset, senior debt service coverage ratio and debt to equity ratio

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comply with sanctions laws

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maintain a rating on the New Notes

The indenture also restricts our ability to:
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incur liens

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engage in affiliate transactions

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change our business

See “Description of the Notes — Restrictive Covenants,” “Description of the Notes — Ranking” and “Description of the Notes — Merger, Consolidation or Sale of Assets.”

These covenants are subject to a number of important qualifications and limitations. See “Description of the Notes — Restrictive Covenants.”
Optional Redemption
The New Notes may be redeemed by us, at our option, in whole or in part, at any time or from time to time prior to January 30, 2026 (which we refer to as the “Par Call Date”), at a redemption price equal to 100% of the aggregate principal amount of the New Notes to be redeemed, plus a “make-whole” premium plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time or from time to time on or after the Par Call Date, we may redeem the New Notes in whole or in part by paying 100% of the aggregate principal amount of the New Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes — Optional Redemption.”
Change of Control Offer
If a change of control triggering event as described herein occurs, each holder of the New Notes may require us to purchase all or a portion of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. See “Description of the Notes — Change of Control Offer.”
Form and Denomination
The New Notes will be issued only in fully registered form without interest coupons, in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for accredited investors, the New Notes will be evidenced by a global note deposited with the trustee for the New Notes, as custodian for DTC and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.
Use of Proceeds
We will not receive any proceeds from the exchange offer. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.
Risk Factors
Tendering your Old Notes in the exchange offer involves risks. You should carefully consider the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of the exchange offer and investing in the New Notes before tendering any Old Notes. You should also evaluate the risk factors described in “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and the other information set forth or incorporated by reference into this prospectus.
Absence of a Public Market for the New Notes
The New Notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, a market for the New Notes may not develop or there may be limited liquidity in any such market that may develop. We do not intend to apply for a listing of the New Notes on any securities exchange or any automated dealer quotation system.

Trustee
UMB Bank, NA
Listing
The New Notes will not be listed on any securities exchange.
Governing Law
The indenture and the New Notes will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below as well as the other information included or incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors”in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference, as updated by our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the value of the New Notes could decline, our ability to repay the New Notes may be impaired, and you may lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus.
Risks Related to our Business
For a discussion of certain risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the period ended March 31, 2021.
Risks Related to the Exchange Offer
If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected.
We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Old Notes. See “The Exchange Offer —  Procedures for Tendering Old Notes.”
If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act.
The tender of Old Notes under the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to reduction in liquidity.
You may not receive New Notes in the exchange offer if you do not properly follow the exchange offer procedures.
We will issue New Notes in exchange for your Old Notes only if you properly tender the Old Notes before expiration of the exchange offer. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Old Notes. If you are the beneficial holder of Old Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender on your behalf in accordance with the procedures described in this prospectus and the accompanying transmittal letter.
Some holders who exchange their Old Notes may be deemed to be underwriters.
Based on interpretations of the staff of the SEC contained in certain no action letters addressed to other parties, we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of New Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the New Notes. If such a holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, such liability.
Risks Related to the New Notes
We are a holding company whose principal assets are the equity interests we hold in our subsidiaries. We will depend upon our subsidiaries to provide us with substantially all of the funds to meet our obligations under the New Notes.
We are a holding company, and we conduct our operations principally through our subsidiaries. We derive substantially all our revenues from our subsidiaries, and substantially all of our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the New Notes, largely depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the New Notes. Dividends, loans or other distributions from our subsidiaries to us also may be subject to contractual and other restrictions, are dependent upon results of operations of our subsidiaries and are subject to other business considerations.
Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the New Notes.
We currently have and will continue to have a significant amount of indebtedness. As of March 31, 2021, the principal amount of our total consolidated indebtedness was approximately $6.10 billion, of which an aggregate of $5.96 billion was senior indebtedness and an aggregate of $5.03 billion was secured indebtedness. As of March 31, 2021, our subsidiaries had $5.39 billion principal amount of indebtedness and other liabilities (including trade payables) to which the New Notes would have been structurally subordinated. After giving effect to the issuance of the Old Notes on April 30, 2021 and the use of proceeds therefrom, our total consolidated indebtedness as of March 31, 2021 would have been approximately $6.28 billion. This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the New Notes.
Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:
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make it more difficult for us to satisfy our obligations with respect to the New Notes;

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increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund investments in our targeted assets, working capital and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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restrict us from exploiting business opportunities; and

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limit our ability to borrow additional funds.

Despite our substantial level of indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.
The indenture requires us to maintain a minimum Net Asset Value, a minimum ratio of Consolidated Unencumbered Assets to Debt, a minimum Senior Debt Service Coverage Ratio and a minimum Debt to Equity Ratio. Accordingly, the indenture governing the New Notes restricts, but does not eliminate, our and our subsidiaries’ ability to incur indebtedness, including indebtedness that would be senior to the New

Notes. The incurrence of additional indebtedness could have the effect of diminishing our ability to make payments of principal, premium, if any, and interest on the New Notes when due and payable.
Moreover, the restrictive covenants in the indenture are subject to numerous exceptions and we and our subsidiaries will likely be able to incur substantial additional secured and unsecured indebtedness without violating such covenants. In addition, the indenture does not impose any limitation on the incurrence or issuance by us or our subsidiaries of liabilities that are not considered Debt.
Although the indenture governing the New Notes will restrict our ability and the ability of our subsidiaries to grant liens to secure indebtedness outstanding pursuant to a Material Credit Facility, this restriction is subject to a number of qualifications and exceptions and, under certain circumstances, Debt incurred in compliance with these restrictions could be substantial. See “Description of the Notes —  Restrictive Covenants — Liens.”
For definitions of the terms “Net Asset Value,” “Consolidated Unencumbered Assets,” “Debt,” “Senior Debt Service Coverage Ratio,” “Debt to Equity Ratio” and “Material Credit Facility,” see “Description of the Notes — Certain Definitions.”
In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit or may limit our ability to engage in activities that may be in our long-term best interests.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance our indebtedness, including the New Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
The New Notes will be structurally subordinated to all of the indebtedness of our subsidiaries that do not guarantee the New Notes and the New Notes will be effectively junior to all of our future secured indebtedness.
As the New Notes will not be guaranteed by any of our subsidiaries at issuance, the New Notes will be structurally subordinated to the existing and future indebtedness and other liabilities (including trade payables) and preferred equity of our subsidiaries, including any future indebtedness and other liabilities of Arbor Realty Trust, Inc. that are guaranteed by our subsidiaries, unless any of our subsidiaries are required to guarantee the New Notes in the future, under the circumstances set forth in the covenant described in “Description of the Notes — Possible Future Guarantees.” In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our non-guarantor subsidiaries, any right we or any holders of the New Notes have to participate in the assets of the subsidiary will effectively be subordinated to the claims of creditors of the subsidiary, and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. We conduct all of our operations and business activities through our operating partnership and its subsidiaries. As of March 31, 2021, our subsidiaries had, in the aggregate, indebtedness and other liabilities of approximately $5.39 billion to which the New Notes would have been structurally subordinated. As of March 31, 2021, Arbor Realty Trust, Inc. had no outstanding indebtedness or other liabilities guaranteed by our subsidiaries.
In addition, the New Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that ranks ahead of the New Notes will be entitled to be paid in full from our assets before any payment may be made with respect to the New Notes. Holders of the New Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the New Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the New Notes. As a result, if holders of the New Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. As of March 31, 2021, Arbor Realty Trust, Inc. had no outstanding secured indebtedness.
If any of our subsidiaries guarantees the New Notes, such guarantor’s obligations and liabilities under its guarantee of the New Notes may be discharged under certain circumstances and you may not receive any payments from some or all of the subsidiary guarantors.
The New Notes will not be guaranteed by any of our subsidiaries at issuance, however our subsidiaries may be required to guarantee the New Notes in the future, under the circumstances set forth in the covenant described in “Description of the Notes — Possible Future Guarantees,” subject to the discharge of any such subsidiary from its obligations and liabilities under such guarantee as described in “Description of the Notes — Possible Future Guarantees.” You will not have a claim as a creditor against any subsidiary that does not guarantee the New Notes or whose guarantee of the New Notes has been discharged, and the indebtedness and other liabilities (including trade payables) and preferred equity of those subsidiaries will effectively be senior to claims of holders of the New Notes.
Your ability to transfer the New Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the New Notes.
There is no established trading market for the New Notes. We do not intend to apply for listing of the New Notes on any national securities exchange or for quotation of the New Notes on any automated dealer quotation system. Therefore, an active market for the New Notes may not develop or, if developed, may not continue. The liquidity of any market for the New Notes will depend upon, among other things, the number of holders of the New Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the New Notes and other factors. If a market develops, the New Notes could trade at prices that may be lower than the initial offering price of the New Notes. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial price volatility. The market, if any, for the New Notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your New Notes.
We may not have sufficient funds to purchase the New Notes upon a Change of Control Triggering Event as required by the indenture governing the New Notes.
Holders of the New Notes may require us to purchase their notes upon a “Change of Control Triggering Event” as defined under “Description of the Notes — Change of Control Offer.” A Change of Control (as defined in such section of this prospectus) may also result in holders of certain of our future indebtedness having the right to require us to purchase or repay indebtedness issued under one or more indentures or other agreements. As a result, holders of such other indebtedness may have the ability to require us to repurchase those notes before the holders of the New Notes would have such repurchase rights. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price of all notes that may be tendered by the holders thereof in such a circumstance plus any other indebtedness that may also become due. Furthermore, the terms of our then existing indebtedness or other agreements may contain covenants, events of default or other provisions that could be violated if a Change of Control were to occur or if we were required to purchase the New Notes and purchase or repay other indebtedness containing a similar repurchase or repayment requirement.
The Change of Control Offer covenant provides limited protection.
The Change of Control Offer covenant is a result of negotiations between us and the purchasers of the Old Notes and is limited to the circumstances specified in “Description of the Notes — Change of Control Offer.” We have no current intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure or the credit ratings of the New Notes or us.
Beginning on January 30, 2026, the New Notes may be redeemed at our option, which limits the ability of holders of the New Notes to accrue interest over the full stated term of the New Notes.
We may, at our option, redeem the New Notes in whole or in part, beginning on January 30, 2026 at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. You should not expect us to redeem any New Notes when they first become redeemable or on any particular date thereafter. If we redeem the New Notes for any reason, you will not have the opportunity to continue to accrue and be paid interest to the stated maturity date and you may not be able to reinvest the redemption proceeds you receive in a similar security or in securities bearing similar interest rates or yields.
Changes in our credit ratings may adversely affect your investment in the New Notes.
The credit ratings on the New Notes are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the New Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the New Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.
Any ratings of our long-term debt are based on a number of factors, including our financial strength as well as factors not entirely within our control, including conditions affecting the financial services industry generally. There can be no assurance that we will not receive adverse changes in our ratings in the future, which could adversely affect the cost and other terms upon which we are able to obtain funding and the way in which we are perceived in the capital markets. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the New Notes and increase our borrowing costs.

USE OF PROCEEDS
We will not receive any cash proceeds from the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive in exchange Old Notes in like principal amount. We intend to cancel all Old Notes received in exchange for New Notes in the exchange offer.
THE EXCHANGE OFFER
General
In connection with the issuance of the Old Notes on April 30, 2021, we entered into registration rights agreement with certain of the purchasers of the Old Notes, which provides for the exchange offer we are making pursuant to this prospectus. The exchange offer will permit eligible holders of Old Notes to exchange their Old Notes for New Notes that are identical in all material respects with the Old Notes, except that:
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the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

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the New Notes bear different CUSIP numbers from the Old Notes;

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the New Notes generally will not be subject to transfer restrictions;

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the New Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

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because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The New Notes will evidence the same debt as the Old Notes. Holders of the New Notes will be entitled to the benefits of the indenture. Accordingly, the New Notes and the Old Notes will be treated as a single series of debt securities under the indenture. Old Notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate and be subject to the terms of the indenture.
The exchange offer does not depend on any minimum aggregate principal amount of Old Notes being tendered for exchange.
We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC applicable to transactions of this type.
We will be deemed to have accepted validly tendered Old Notes when and if we have given oral or written notice to the exchange agent of our acceptance of such Old Notes. Subject to the terms and conditions of this exchange offer, delivery of New Notes will be made by the exchange agent promptly after receipt of our notice of acceptance. The exchange agent will act as agent for the holders of Old Notes tendering their Old Notes for the purpose of receiving New Notes from us in exchange for such tendered and accepted Old Notes. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return or cause to be returned the certificates for any unaccepted Old Notes, at our expense, to the tendering holder promptly after the expiration of the exchange offer.
If a holder of Old Notes validly tenders Old Notes in the exchange offer, the tendering holder will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in such letter of transmittal and certain limited exceptions described in this prospectus, the tendering holder will not have to pay transfer taxes for the exchange of Old Notes. Subject to certain exceptions described in this prospectus, we will pay all of the expenses in connection with the exchange offer, other than certain applicable taxes. See “— Fees and Expenses.”
Holders of outstanding Old Notes do not have any appraisal, dissenters’ or similar rights in connection with the exchange offer. Outstanding Old Notes which are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. See “Risk Factors — Risks Related to the Exchange Offer — If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected.”
NEITHER WE NOR THE EXCHANGE AGENT ARE MAKING ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NEITHER WE NOR THE EXCHANGE AGENT HAVE AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND INDIVIDUAL REQUIREMENTS.
Registration Rights Agreement
The following provides a summary of certain terms of the registration rights agreement. This summary is qualified in its entirety by reference to the complete version of the registration rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Under the terms of the registration rights agreement that we entered into with certain of the purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake this exchange offer. This exchange offer is intended to satisfy the rights of holders of Old Notes under the registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under the limited circumstances described below, to provide for any exchange or undertake any further registration with respect to the Old Notes.
Under the terms of the registration rights agreement, we agreed, among other things, to:
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file a registration statement with the SEC under the Securities Act with respect to a registered offer to exchange the Old Notes for substantially identical notes that do not contain transfer restrictions and will be registered under the Securities Act; and

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use our commercially reasonable efforts to cause that registration statement to become effective no later than 120 days after April 30, 2021.

The registration rights agreement also requires us to commence the exchange offer promptly after the effectiveness of the registration statement and to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Old Notes.
We also agreed to issue and exchange New Notes for all Old Notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal for book-entry shares, to all the holders of the Old Notes known to us. For each Old Note validly tendered to us in the exchange offer and not validly withdrawn, the holder will receive a New Note having a principal amount equal to the principal amount of the tendered Old Note. Old Notes may be exchanged, and New Notes will be issued, only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
We further agreed that under certain circumstances we would either file a shelf registration statement with the SEC or designate an existing effective shelf registration statement of ours that would allow resales by certain holders of the Old Notes in lieu of such holders participating in the exchange offer.
Eligibility; Transferability
We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters provided to other parties. We have not sought our own no-action letter from the staff of the SEC with respect to this particular exchange offer. However, based on these existing SEC staff interpretations, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:
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you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

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you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

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you are not, nor is any such person, our “affiliate” as such term is defined under Rule 405 under the Securities Act;

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you are not, or any such person is not, a broker-dealer registered under the Exchange Act, and you are not engaged in or such person is not engaged in, and do not intend to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and

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you are not acting on behalf of any person who could not truthfully make these statements.

To participate in the exchange offer, you must represent as a holder of Old Notes that each of these statements is true.
In addition, in order for broker-dealers registered under the Exchange Act to participate in the exchange offer, each such broker-dealer must also (i) represent that it is participating in the exchange offer for its own account and is exchanging Old Notes acquired as a result of market-making activities or other trading activities; (ii) confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the New Notes; and (iii) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal to be delivered in connection with a tender of the Old Notes states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date of the exchange offer, we will amend or supplement this prospectus to expedite or facilitate the disposition of any New Notes by such broker-dealers.
Any holder of Old Notes (i) who is our “affiliate” (as such term is defined under Rule 405 under the Securities Act), (ii) who does not acquire the New Notes in the ordinary course of business, (iii) who intends to participate in the exchange offer for the purpose of distributing the New Notes, or (iv) who is a broker-dealer that purchased the Old Notes directly from us:
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will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above;

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will not be able to tender Old Notes in the exchange offer; and

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must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.
Expiration of the Exchange Offer; Extensions; Amendments
The exchange offer will expire at 11:59 p.m., New York City time on            , 2021, which we refer to as the expiration date, unless we extend the exchange offer. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. To extend the exchange offer, we will notify the exchange agent and each registered holder of the Old Notes of any extension before

9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.
We reserve the right to extend the exchange offer, delay accepting any tendered Old Notes or, if any of the conditions described below under the heading “— Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of any delay, extension, termination or amendment to the exchange agent. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to holders of the Old Notes.
If we amend the exchange offer in a manner that we consider material, we will disclose that amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.
If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.
If we terminate or withdraw the exchange offer, we will promptly return any Old Notes deposited, under the exchange offer as required by Rule 14e-1 (c) under the Exchange Act.
Conditions
The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes, and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:
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such Old Notes are tendered to us other than in accordance with the terms and conditions of the exchange offer;

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we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC; or

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any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our absolute discretion in whole or in part at any time and from time to time prior to the expiration date. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.
In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at any time any stop order is threatened or issued by the SEC with respect to the registration statement for the exchange offer and the New Notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we will use our commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.
Further, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “— Eligibility; Transferability” and “Plan of Distribution.”
Procedures for Tendering Old Notes
In order to participate in the exchange offer, you must validly tender your Old Notes to the exchange agent, as described below, by the expiration date. It is your responsibility to validly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Old Notes, please call the exchange agent, whose address and phone number are set forth in “— Exchange Agent.”
We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes in our sole discretion. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the accompanying letter of transmittal for book-entry notes) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will reasonably determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, unless otherwise provided in the accompanying letter of transmittal, promptly following the expiration date of the exchange offer.
All of the Old Notes were issued in book-entry form, and are currently represented by global certificates held for the account of DTC. Accordingly, DTC will be the only entity that can tender such Old Notes for New Notes. Therefore, to tender book-entry form Old Notes subject to the exchange offer and to obtain New Notes you must:
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comply with DTC’s ATOP procedures described below; and

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the exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted “agent’s message” (as defined below), before the expiration date of the exchange offer.

Following receipt, the exchange agent will establish an ATOP account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, DTC must send an “agent’s message” to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
The term “agent’s message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal for book-entry notes, and that the agreement may be enforced against such participant.
Each agent’s message must include the following information:
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name of the beneficial owner tendering such Old Notes;

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account number of the beneficial owner tendering such Old Notes;

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principal amount of Old Notes tendered by such beneficial owner; and

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a confirmation that the beneficial owner of the Old Notes has made the representations for our benefit set forth under “— Representations” below.

The delivery of the Old Notes through DTC, and any transmission of an agent’s message through ATOP, is at the election and risk of the person tendering Old Notes. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned, without expense, to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.
The tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal for book-entry notes. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver such letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.
There is no procedure for guaranteed late delivery of the book-entry form Old Notes.
Representations
By tendering Old Notes, each holder is deemed to have represented to us that:
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any New Notes that you receive will be acquired in the ordinary course of business;

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you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

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you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act); and

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if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those New Notes as a result of market-making or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

Withdrawal of Tenders
Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system. Any such notice of withdrawal must:
•
specify the name of the tendering holder of Old Notes;

•
the principal amount of the Old Notes delivered for exchange;

•
a statement that such holder is withdrawing its election to have such Old Notes exchanged; and

•
specify the name and number of the account at DTC to be credited with the withdrawn Old Notes.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued in exchange for such Old Notes unless the Old Notes withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder, without expense to such holder, promptly after withdrawal, rejection of tender or termination of the exchange offer. Validly withdrawn Old Notes may be re-tendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date of the exchange offer.
Exchange Agent
UMB Bank, NA, the trustee under the indenture, has been appointed the exchange agent for this exchange offer. The letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:
By Mail or Hand Delivery:	UMB Bank, NA Attn: Corporate Trust and Escrow Services 5555 San Felipe, Suite 870 Houston, Texas 77056
Telephone:	(713) 300-0587
Facsimile:	(214) 389-5949
Email:	mauri.cowen@umb.com
We will pay the exchange agent reasonable and customary fees for its services (including attorney’s fees) and will reimburse it for its reasonable, out-of-pocket expenses in connection with this exchange offer.
Fees and Expenses
We will bear the expenses of soliciting tenders of the Old Notes and issuance of the New Notes. The principal solicitation is being made by mail. However, we may make additional solicitations by email, telephone or in person by our officers and employees and those of our affiliates.
We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. As indicated above, we will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay any other cash expenses that we incur in connection with the exchange offer.
Except as described below, we will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:
•
New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;

•
tendered Old Notes are registered in the name of any person other than the person signing such letter of transmittal; or

•
a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with such letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.
Accounting Treatment
We will record the New Notes at the same carrying value as the Old Notes reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.
Consequences of Failure to Exchange
Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.
Accordingly, they may not be offered, sold, pledged or otherwise transferred except:
•
to us or to any of our subsidiaries;

•
under a registration statement which has been declared effective under the Securities Act;

•
for so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the holder of the Old Notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule 144A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A; or
•
under any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel (at the holder’s sole cost), certifications and/or other information satisfactory to us and the trustee);

•
in each case subject to compliance with any applicable foreign, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the Old Notes and the absence of such restrictions applicable to the New Notes, it is likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the exchange offer could experience significant diminution in the value of their Old Notes, compared to the value of the New Notes. The holders of Old Notes not tendered will have no further registration rights.
Additional Information Regarding the Registration Rights Agreement
As noted above, we are effecting the exchange offer to comply with the registration rights agreement. The registration rights agreement requires us to cause an exchange offer registration statement to be filed with the SEC under the Securities Act, use our commercially reasonable efforts to cause the registration statement to become effective, and satisfy certain other obligations, within certain time periods.
In the event that:
•
the registration statement is not filed with the SEC on or prior to the 60th day after April 30, 2021;

•
the registration statement has not been declared effective by the SEC on or prior to the 120th day after April 30, 2021; or

•
the exchange offer is not completed on or prior to the 60th day following the effective date of the registration statement;

•
the interest rate on the Old Notes will be increased by a rate of 0.25% per annum immediately following such registration default and will increase by 0.25% per annum immediately following each 90-day period during which additional interest accrues, but in no event will such increase exceed 0.50% per annum. Following the cure of all such registration defaults, the accrual of additional interest will cease and the interest rate will be immediately reduced to the original interest rate borne by the Old Notes.

Our obligation to register the New Notes will terminate upon completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer in connection with the Old Notes.

DESCRIPTION OF THE NOTES
On April 30, 2021, we issued $175,000,000 in aggregate principal amount of our 5.00% Senior Notes due 2026, which we have referred to in this prospectus as the Old Notes. The Old Notes were issued in a private placement transaction to certain qualified institutional buyers and accredited investors, and as such, were not registered under the Securities Act. The Old Notes were issued under an indenture dated as of April 30, 2021, between Arbor Realty Trust, Inc., as issuer, and UMB Bank, NA, as trustee (the “trustee”), which we have referred to in this prospectus as the “indenture.” The term “notes” refers collectively to the Old Notes and the New Notes.
The New Notes will be issued under the indenture and will evidence the same debt as the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that:
•
the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•
the New Notes bear different CUSIP numbers from the Old Notes;

•
the New Notes generally will not be subject to transfer restrictions;

•
the New Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

•
because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The New Notes will be issued only in fully registered form without interest coupons, in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for accredited investors, the New Notes will be evidenced by a global note deposited with the trustee for the New Notes, as custodian for The Depository Trust Company, or DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.
The terms of the New Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following provides a summary of certain terms of the indenture and the New Notes. This summary is qualified in its entirety by reference to the complete version of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and to the form of New Notes, which is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture and the form of New Notes because those documents, not this summary description, define your rights as holders of the New Notes. Whenever we refer to the defined terms of the indenture in this prospectus without defining them, the terms have the meanings given to them in the indenture. You must look to the indenture for the most complete description of the information summarized in this prospectus.
General
The exchange offer for the New Notes will be for up to $165,000,000 aggregate principal amount of the Old Notes. The New Notes, together with any Old Notes that remain outstanding after the exchange offer, will be treated as a single class for all purposes of the indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase.
Maturity and Interest
The notes will mature and become payable, unless earlier redeemed, on April 30, 2026. Interest on the notes will accrue from and including April 30, 2021.
Interest on the notes will be payable semi-annually in arrears on April 30 and October 30 of each year (each such date, an “interest payment date”), beginning on October 30, 2021, to the persons in whose names the notes are registered at the close of business on the preceding April 15 and October 15 of each year.

Interest on the notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payments on the notes will be the amount of interest accrued from and including April 30, 2021 or the most recent interest payment date on which interest has been paid to, but excluding, the interest payment date, redemption date or the maturity date, as the case may be.
If any interest or other payment date of the notes falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, when used with respect to the notes, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
The initial annual interest rate of 5.00% per annum is subject to adjustment from time to time based on changes to the ratings of the notes by one or more “nationally recognized statistical rating organizations” (each, an “NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 (the “Exchange Act”) and to the extent permitted by law, interest shall accrue (a) on any overdue payment of interest and (b) during the continuance of an Event of Default (as defined below), on such unpaid balance and on any overdue payment of any premium (whether such premium is due and payable as described under “— Events of Default” or “— Optional Redemption”), at a rate per annum from time to time equal to the Default Rate (as defined below), payable semi-annually as aforesaid (or, at the option of the holders of record of the notes, on demand).
The annual interest rate on the notes will increase by 0.25% beginning on the first day of any Six-Month Interest Period (as defined below) if as of such day the notes have a Triple-B Rating (as defined below), and likewise it will increase by 0.50% in excess of the initial rate beginning on the first day of any Six-Month Interest Period if as of such day the notes have either a Non-IG Rating (as defined below) or no rating from any NRSRO. In the event that the annual interest rate on the notes increases due to one or more downgrades, the rate will revert to the initial interest rate beginning on the first day of any Six-Month Interest Period if as of such day the notes have a Single-A Rating (as defined below), and it will revert to 0.25% over the initial interest rate beginning on the first day of any Six-Month Interest Period if as of such day the notes have been upgraded from a Non-IG Rating to a Triple-B Rating.
We will notify the trustee and DTC in writing within five business days of any change in the ratings of the notes and any resulting change in annual interest rate and the effective dates thereof, and in no event will the trustee be responsible for monitoring such changes. Further, in no circumstances will the annual interest rate exceed the initial rate by more than 0.50% due to changes in ratings of the notes, and in no event will it ever be less than the initial rate.
Set forth below are the definitions of certain terms used in this “— Interest” section.
“Six-Month Interest Period” means the period beginning on each interest payment date for the notes and ending on the day immediately preceding the commencement of the next following interest payment date for the notes. The initial Six-Month Interest Period will begin on the first interest payment date for the notes.
A “Triple-B Rating” will occur if as of the last day of the then current Six-Month Interest Period:
•
assuming the notes are rated by only one NRSRO, the then most recent rating from such NRSRO is no lower than a BBB — and no higher than a BBB+;

•
assuming the notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is no lower than a BBB — and no higher than a BBB+; or

•
assuming the notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is no lower than a BBB — and no higher than a BBB+.

A “Non-IG Rating” will occur if as of the last day of the then current Six-Month Interest Period:
•
assuming the notes are rated by only one NRSRO, the then most recent rating from such NRSRO is a BB+ or lower;

•
assuming the notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is a BB+ or lower; or

•
assuming the notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is a BB+ or lower.

A “Single-A Rating” will occur if as of the last day of the then current Six-Month Interest Period:
•
assuming the notes are rated by only one NRSRO, the then most recent rating from such NRSRO is at least an A–;

•
assuming the notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is at least an A–; or

•
assuming the notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is at least an A–.

The ratings categories referred to in the preceding definitions are those used by Egan-Jones Ratings Company but are deemed to refer also to the equivalent ratings of any other NRSRO.
The indenture provides that we must maintain a rating of the notes by at least one NRSRO at all times while the notes are outstanding.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by us for such purpose. We have initially designated the trustee as our paying agent and registrar and its agency in Houston, TX as a place where notes may be presented for payment and its agency in Kansas City, MO for registration of transfer or exchange. Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes is no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “Book-Entry, Delivery and Form.”
A holder may transfer or exchange any certificated notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We will not be required to transfer or exchange any note selected for redemption for a period of 15 days before providing a notice of redemption of notes to be redeemed.
The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture, and unless otherwise indicated all references to “holders” in this “Description of the Notes” section are to registered holders of the notes.
All amounts of principal of and premium, if any, or interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, subject to applicable abandoned property law, and the holders of such notes will thereafter look solely to us for payment.
Ranking
The notes will be our senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to our secured indebtedness, to the extent of the value of the collateral securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured debt will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets.
In addition, because the notes will not be guaranteed by any of our Subsidiaries at issuance, the notes will be structurally subordinated to the existing and future indebtedness and other liabilities (including trade payables) and preferred equity of our Subsidiaries, including any of our future indebtedness and other liabilities that are guaranteed by our Subsidiaries, unless any of our Subsidiaries are required to guarantee the notes in the future, under the circumstances set forth in the covenant described below in “— Possible Future Guarantees.” In the event that any of our Subsidiaries becomes a guarantor of the notes, its guarantee of the notes will be a senior unsecured obligation of such guarantor, rank equally in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such guarantor, effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such guarantor to the extent of the value of the collateral securing such indebtedness and guarantees, and senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such guarantor.
In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our non-guarantor Subsidiaries, any right we or any holders of the notes have to participate in the assets of the Subsidiary will effectively be subordinated to the claims of creditors of the Subsidiary, and following payment by the Subsidiary of its liabilities, the Subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. See “Risk Factors — Risks Related to the New Notes — The New Notes will be structurally subordinated to all of the indebtedness of our subsidiaries that do not guarantee the New Notes and the New Notes will be effectively junior to all of our future secured indebtedness” in this prospectus.
As of March 31, 2021, the principal amount of our total consolidated indebtedness was approximately $6.10 billion, of which an aggregate of $5.96 billion was senior indebtedness and an aggregate of $5.03 billion was secured indebtedness. As of March 31, 2021, our Subsidiaries had $5.39 billion principal amount of indebtedness and other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the Old Notes on April 30, 2021 and the use of proceeds therefrom, our total consolidated indebtedness as of March 31, 2021 would have been approximately $6.28 billion.
Optional Redemption
We may redeem the notes at our option, in whole or in part, at any time or from time to time prior to January 30, 2026 (the date that is three months prior to the scheduled maturity date of the notes and which we refer to as the “Par Call Date”), at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date:
•
100% of the aggregate principal amount of the notes to be redeemed; or

•
the sum of the present values, determined as provided below, of the remaining scheduled payments of principal and interest on the notes to be redeemed that would have been due if the notes matured on the Par Call Date.

In determining the present values of the remaining scheduled payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to the relevant redemption date will be payable to the holders of such notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the indenture.
We may redeem the notes at our option, in whole or in part, at any time or from time to time on or after the Par Call Date, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed, determined as if the notes matured on the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the notes.
“Comparable Treasury Price” means, with respect to any redemption date for the notes, (i) the arithmetic average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than five such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.
“Independent Investment Banker” means, with respect to any redemption date for the notes, one of the Reference Treasury Dealers selected by us or, if such firms or any such successors, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by us.
“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us (and provided to the trustee) by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Reference Treasury Dealers” means, with respect to any redemption date for the notes, five Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer selected by us.
“Treasury Rate” means, with respect to any redemption date for the notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (2) if the release referred to in clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. We shall calculate the Treasury Rate on the third business day preceding the redemption date.
Notice of any redemption will be sent at least 10 days but not more than 60 days before the redemption date to (w) each holder of notes to be redeemed at such holder’s registered address, (x) to the trustee, (y) to the security registrar to forward to each holder of notes to be redeemed at such holder’s registered address, or (z) otherwise in accordance with the procedures of DTC. If less than all the notes are to be redeemed at any time, the notes to be redeemed will be selected by DTC in accordance with DTC’s standard procedures, as a pro rata pass-through distribution of principal. If the notes to be redeemed are certificated notes, the trustee will select, in such manner as it deems fair and appropriate, the notes (or portions thereof) to be redeemed. The trustee shall have no duty to calculate or verify the calculation of the redemption price.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption on such redemption date.
Change of Control Offer
Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of notes will have the right to require us to purchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent that we have exercised our right to redeem the notes as described under “— Optional Redemption.”
For purposes of this covenant, “Change of Control” means the occurrence of any one of the following:
a.
the sale, assignment, lease, transfer or other conveyance (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of us and our Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one or more of our Subsidiaries or a combination thereof or a Person controlled by us or one or more of our Subsidiaries or a combination thereof; or
b.
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary of ours) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock (as defined below), measured by voting power rather than number of shares or the like.

Notwithstanding the foregoing, a transaction will not be deemed to involve a “Change of Control” under clause (b) above if (i) we become a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of our Voting Stock immediately prior to such transaction or (B) immediately following such transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares or the like.
“Change of Control Triggering Event” means the notes fail to have at least a Triple-B Rating on any date during the period commencing on the date of the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended for so long as the rating of the notes is under publicly announced consideration for a possible downgrade as a result of the Change of Control by any of the NRSROs). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
Within 10 business days following the date upon which the Change of Control Triggering Event has occurred, or, at our option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the notes as described under “— Optional Redemption,” we will send a notice (a “Change of Control Offer”) to each holder of notes with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:
•
that a Change of Control Triggering Event has occurred or may occur and that such holder has or may have the right to require us to purchase all or a portion of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

•
the circumstances regarding such Change of Control Triggering Event;

•
the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if such notice is sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and

•
the instructions that a holder must follow in order to have its notes purchased.

Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and our Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw the notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described below, purchases all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms described in this prospectus, we shall comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.
The definition of Change of Control includes a phrase relating to the sale, assignment, lease, transfer or other conveyance of “all or substantially all” of the properties and assets of us and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties and assets of us and the Subsidiaries taken as a whole to another Person may be uncertain.
Possible Future Guarantees
None of our Subsidiaries are currently guarantors of the Old Notes and, at issuance, none of our Subsidiaries will be guarantors of the New Notes. The indenture provides that we will cause each of our Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Debt under any Material Credit Facility (as defined below) to concurrently therewith, execute and deliver to the trustee (i) a supplemental indenture providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, in the form as agreed between us, the applicable Subsidiary Guarantor and the trustee, of (x) the prompt payment in full when due of all amounts payable by us pursuant to the notes (whether for principal, interest, premium or otherwise) and the indenture, including all indemnities, fees and expenses payable by us thereunder and (y) the prompt, full and faithful performance, observance and discharge by us of each and every covenant, agreement, undertaking and provision required pursuant to the notes or the indenture to be performed, observed or discharged by us and (ii) the officer’s certificate and opinion of counsel required by the indenture.
At our election and by written notice to each holder of notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty as set forth above may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the trustee, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty,

(iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Debt under such Material Credit Facility for such release, the holders of the notes shall receive equivalent consideration substantially concurrently therewith and (v) the trustee shall have received a certificate of an officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of “— Restrictive Covenants — Subsidiary Debt,” all Debt of such Subsidiary shall be deemed to have been incurred concurrently with such release.
Restrictive Covenants
The indenture contains the covenants set forth below. For the definition of certain terms used in this “— Restrictive Covenants” section, see “— Certain Definitions” below.
Maintenance of Minimum Net Asset Value
The indenture provides that we will not permit the Net Asset Value as of the close of business on the last day of each of our fiscal quarters to be less than $350,000,000 plus the greater of (i) zero dollars and (ii) 50% of Net Equity Capital Activity.
Maintenance of Consolidated Unencumbered Assets
The indenture provides that we will not permit the ratio of our Consolidated Unencumbered Assets as of the close of business on the last day of each of our fiscal quarters to the aggregate principal amount of unsecured Debt of us and our Subsidiaries as of such date to be less than 1.12 to 1.0.
Limitation on Debt
The indenture provides that we will not permit (i) the Senior Debt Service Coverage Ratio as of the close of business on the last day of each of our fiscal quarters, calculated on a pro forma basis for the incurrence of any Debt during the applicable Testing Period, to be less than 1.2 to 1.0 and (ii) the Debt to Equity Ratio on the last day of each of our fiscal quarters to exceed 6.0 to 1.0. In giving pro forma effect to the incurrence of any Debt during the applicable Testing Period, with respect to the Senior Debt Service Coverage Ratio, (i) our Operating Cash Flow for the applicable Testing Period shall be increased by an amount equal to the product of (x) the principal amount of such Debt and (y) our average yield on earning assets during the applicable Testing Period and (ii) our Senior Debt Service shall be increased by the interest that would have been paid on such Debt had it been issued on the first day of the applicable Testing Period.
Transactions with Affiliates
The indenture provides that we will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than us or another Subsidiary), except in the ordinary course of business and upon fair and reasonable terms no less favorable to us or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Liens
The indenture provides that we will not secure any Debt outstanding under or pursuant to any Material Credit Facility unless and until the notes shall be concurrently secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the trustee.
Subsidiary Debt
The indenture provides that we will not permit any Subsidiary, which is not a Subsidiary Guarantor, to create, incur, assume or suffer to exist any unsecured Debt in an aggregate amount in excess of $75,000,000 at any time for all such Subsidiaries; provided that for purposes of determining compliance with this covenant, certain exceptions to the definition of Debt apply.
Economic Sanctions, Etc.
The indenture provides that we will not, and will not permit any Controlled Entity to (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the notes) with any Person if such investment, dealing or transaction (x) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (y) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
Except as described in the immediately preceding paragraphs, the indenture does not include restrictive covenants that would limit or restrict our or our Subsidiaries’ ability to pay dividends, incur liens, sell less than substantially all of our assets, enter into transactions with affiliates, enter into sale-leaseback transactions, enter into agreements that restrict the ability of our Subsidiaries to make distributions to us or make investments, issue or repurchase our other securities or secure indebtedness with the assets, stock or equity interests of our Subsidiaries.
Rating
The indenture provides that we will maintain a rating on the notes from a NRSRO at all times, and we will cause such rating to be updated on an annual basis. We will provide the trustee with a copy of any rating letter or notification from a NRSRO following receipt by us, in a form each holder of notes may share with their regulators, including the SVO. Such form of rating letter or notification will identify the notes to which such rating is applicable including the aggregate principal amount, initial interest rate, maturity date and private placement number assigned to the notes.
Merger, Consolidation or Sale of Assets
The indenture provides that we shall not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets to any Person unless:
1)
either (i) we shall be the continuing Person (in the case of a merger) or (ii) the successor Person (if other than us) formed by such consolidation or into which we merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all of our properties and assets shall be an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, any premium and interest on all the outstanding notes and the due and punctual performance and observance of every obligation in the indenture and the outstanding notes to be observed or performed by us;

2)
immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing;

3)
each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time; and

4)
we shall have delivered to the trustee the officer’s certificate and opinion of counsel required by the indenture.

Upon any consolidation by us with or merger of us into any other Person or any sale, assignment, transfer, lease or other conveyance of all or substantially all of our properties and assets to any Person in accordance with the provisions described in the preceding paragraph, the successor Person or the Person to which such sale, assignment, transfer or lease or other conveyance is made shall succeed to, and be substituted for, us under the indenture and the notes and, thereafter, except in the case of a lease, we shall be released from all obligations under the indenture and the notes.
For purposes of this covenant, the sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of one or more of our Subsidiaries, which properties and assets, if held by us instead of such Subsidiaries, would constitute all or substantially all of our properties and assets on a consolidated basis, will be deemed to be the sale, assignment, transfer, lease or conveyance of all or substantially all of our properties and assets.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties and assets of a Person.
Provision of Financial Information
For so long as any notes are outstanding, if we are subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, we shall deliver to the trustee the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days after the date that we are required to file the same with the SEC. Reports and other documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.
Delivery of Rule 144A Information
The indenture provides that, if at any time we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will, so long as the notes constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, prepare and will furnish to the trustee and, upon written request, furnish to any holder of notes, any beneficial owner of an interest in a global note and any prospective purchaser or other prospective transferee of notes designated by a holder of notes or a beneficial owner of an interest in a global note, in each case, at our expense, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of notes by such holder or beneficial owner to be made in compliance with Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such notes or shares of our common stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
Certain Definitions
Set forth below are the definitions of certain terms used in this “Description of the Notes” section. Reference is made to the indenture for the definition of certain other terms defined in the indenture and used in this “Description of the Notes” section for which no definitions are provided herein.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Capitalized Lease Obligations” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.
“Consolidated Unencumbered Assets” as of any date means all of the assets (excluding intangibles) of us and our Subsidiaries that are not subject to a Lien (other than a Permitted Lien) securing Debt, all on a consolidated basis for us and our Subsidiaries in accordance with GAAP, plus equity in our CLO securitizations that is not subject to a Lien (other than a Permitted Lien).
“Controlled Entity” means (a) any of our Subsidiaries and any of their or our respective Controlled Affiliates and (b) if we have a parent company, such parent company and its Controlled Affiliates.
“Debt” means, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Debt of others secured by a lien on the property of such Person, whether or not the respective Debt so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Debt of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Recourse Debt of such Person; (i) Debt of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (j) Capitalized Lease Obligations of such Person; (k) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (l) all obligations of such Person under Financing Leases.
“Debt to Equity Ratio” means, with respect to us on any date, the ratio of (i) (a) Total Liabilities, plus (b) letters of credit outstanding, minus (c) the TRUPs Indebtedness and any other Subordinated Debt, minus (d) indebtedness related to the Agency Business, minus (e) allowance for loss sharing obligations relating to the Agency Business, to (ii) Tangible Capital Base.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Default Rate” means the rate of interest per annum that is the greater of (a) 2.00% above the applicable interest rate on the notes as calculated as described under “— Maturity and Interest” or (b) 2.00% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.
“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“guarantee” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:
•
to purchase such indebtedness or obligation or any property constituting security therefor;

•
to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

•
to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

•
otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any guarantee, the indebtedness or other obligations that are the subject of such guarantee shall be assumed to be direct obligations of such obligor.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of us and our Subsidiaries taken as a whole.
“Material Credit Facility” means, as to us,
(a)   the Indenture dated as of March 13, 2018 between us and U.S. Bank National Association, as trustee, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(b)   the Indenture dated as of July 3, 2018 between us and U.S. Bank National Association, as trustee, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(c)   the Indenture dated as of July 20, 2018 between us and U.S. Bank National Association, as trustee, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(d)   the Note Purchase Agreement dated as of March 22, 2019 between us and each of the purchasers party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(e)   the Note Purchase Agreement dated as of October 15, 2019 between us and each of the purchasers party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(f)   the Indenture dated as of November 12, 2019 between us and U.S. Bank National Association, as trustee, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(g)   the Note Purchase Agreement dated as of March 4, 2020 between us and each of the purchasers party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(h)   the Amended and Restated Note Purchase Agreement dated as of June 25, 2020 between us and each of the purchasers party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(i) with respect to the covenant “Restricted Covenants — Liens” only, any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after April 30, 2021 by us, or in respect of which we are an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Net Asset Value” means, as of the date of determination, the total value of the assets less the total value of the liabilities shown on our consolidated statement of assets, liabilities and equity on such date, as calculated and determined in accordance with GAAP.
“Net Cash Proceeds” means with respect to any issuance or sale of Equity Interests, the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof.
“Net Equity Capital Activity” means the aggregate Net Cash Proceeds from the sale by us of our Equity Interests at any time after the date of the indenture less (i) the aggregate amount paid by us after the date of the indenture to repurchase our Equity Interests and (ii) the aggregate amount of cash distributions made by us to the holders of our Equity Interests at any time after the date of the indenture.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Operating Cash Flow” means, for any period of determination, with respect to us and our Subsidiaries, on a consolidated basis, net cash provided by operating activities, exclusive of the effects from changes in operating assets and liabilities, plus cash paid for income taxes and interest payments, determined in accordance with GAAP applied in a manner consistent with our most recent audited financial statements.
“Permitted Liens” means:
•
Liens securing our obligations under the notes;

•
Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided any reserve or other appropriate provision as is required by GAAP has been made therefor; and

•
Liens of a depository institution or broker-dealer arising solely by virtue of any contractual, statutory or common law provisions relating to broker’s Liens, banker’s Liens, rights of set-off or similar rights and remedies as to deposit or brokerage accounts or other funds maintained with such depository institution or broker-dealer.

“Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Recourse Debt” means, for any Person on any date, without duplication, the indebtedness of such Person (and its consolidated Subsidiaries) for which such Person (and its consolidated Subsidiaries) is directly responsible or liable as obligor or guarantor (excluding obligations arising by reason of customary recourse carve-outs under a non-recourse instrument, including, but not limited to, fraud, misappropriation and environmental indemnities).
“Senior Debt Service” means, for the Testing Period, the sum of: (a) the interest paid in cash or required to be paid in cash by us and our Subsidiaries, on a consolidated basis, for the Testing Period with respect to all Debt, together with all fees and expenses paid on account of or with respect thereto, minus the interest paid in cash or required to be paid in cash by us and our Subsidiaries, on a consolidated basis, for the Testing Period with respect to all Subordinated Debt together with all fees and expenses paid on account of or with respect thereto, in each case, determined in accordance with GAAP; plus (b) regularly scheduled principal amortization payments made or required to be made on account of Debt for the Testing Period (exclusive of pay-offs or pay-downs on account of such Debt), in each case determined in accordance with GAAP.
“Senior Debt Service Coverage Ratio” means, with respect to us, at any date of determination, the ratio of Operating Cash Flow during the Testing Period to Senior Debt Service for the Testing Period.
“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the notes.
“Subordinated Debt” means all Debt of us and our Subsidiaries that is effectively subordinated in right of payment to the notes.
“Subsidiary” or “Subsidiaries” means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to our Subsidiary or Subsidiaries.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty. On the date of hereof, none of our Subsidiaries are Subsidiary Guarantors.
“Subsidiary Guaranty” means the guarantee by each Subsidiary Guarantor of our obligations under the indenture and the New Notes.
“Tangible Capital Base” means, with respect to us on any date, Total Assets less Total Liabilities plus the TRUPs Indebtedness plus any other subordinated debt.
“Testing Period” means, with respect to us, at any date of determination, our four consecutive fiscal quarters most recently ended immediately prior to such determination date.
“Total Assets” means, with respect to us on any date, all amounts that would be included under total assets on the balance sheet of us and our consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP less intangible assets at such date, determined in accordance with GAAP.
“Total Liabilities” means, with respect to us on any date, all amounts that would be included under total liabilities on the balance sheet of us and our consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
“TRUPs Indebtedness” means, with respect to us, as of any date, all amounts that would be included under junior subordinated notes on the balance sheet of us and our consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, consistent with our past practices.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of, or to appoint or to approve the appointment of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Events of Default, Notice and Waiver
An “Event of Default” with respect to the notes is defined in the indenture as being:
(i)
default in the payment of any principal of, or premium, if any, on any note when due;

(ii)
default for 30 days in the payment of any interest on any note;

(iii)
default by us in the performance of or compliance with the covenants described under “— Restrictive Covenants — Maintenance of Minimum Net Asset Value,” “— Restrictive Covenants — Maintenance of Consolidated Unencumbered Assets,” “— Restrictive Covenants — Limitation on Debt” and “— Restrictive Covenants — Subsidiary Debt,” or our failure to deliver to the trustee an officer’s certificate specifying when a Default or Event of Default has occurred within 15 days of becoming aware of its occurrence;

(iv)
default in the performance, or breach, of any other covenant or warranty of us or any Subsidiary Guarantor in the indenture or in the notes which shall not have been remedied for a period of 60 days after written notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding;

(v)
default in the payment of principal when due on, or any other default resulting in the acceleration of, other indebtedness of ours or of any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25,000,000 or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $25,000,000, but only if such indebtedness for borrowed money is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

(vi)
certain events of bankruptcy, insolvency or reorganization involving us or any of our Significant Subsidiaries; or

(vii)
one or more final judgments or orders for the payment of money aggregating in excess of $100,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of us and our Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

The indenture provides that the trustee may withhold notice to the holders of the notes of the occurrence of a Default with respect to the notes (except a Default in payment of principal, premium, if any, or interest) if the trustee considers it in the interest of the holders to do so.
If an Event of Default under paragraph (vi) above has occurred, all the notes then outstanding shall automatically become immediately due and payable. If any other Event of Default has occurred and is continuing, then either the trustee or the holders of not less than 25% of the aggregate principal amount of the notes then outstanding may declare the principal of all the notes, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and the trustee at the written direction of such holders shall declare the principal of, premium, and accrued and unpaid interest, if any, on the notes to be immediately due and payable. At any time after the notes have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of notes then outstanding may, under certain circumstances, rescind and annul such acceleration.
Upon any notes becoming due and payable as set forth above, whether automatically or by declaration of acceleration, such notes will forthwith mature and the entire unpaid principal amount of such notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the premium determined in respect of such principal amount calculated as the greater of (i) 100% of the aggregate principal amount of the notes due and payable on such date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes due and payable that would have been due if the notes matured on the maturity date, discounted to the date of acceleration on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, shall all be immediately due and payable, in each and every case without presentment, demand protest or further notice, all of which are hereby waived. Each holder of a note has the right to hold the notes free from repayment by us (except as herein specifically provided for) and the provision for payment of a premium by us in the event that the notes are prepaid or are accelerated as a result of an Event of Default, which is intended to provide compensation for the deprivation of such right under such circumstances. Upon payment of such amount, all of our obligations in respect of the payment of principal of, premium and interest on the notes shall terminate.
If an Event of Default under paragraphs (i) or (ii) above with respect to the notes has occurred and is continuing, any holder or holders of notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to us and the trustee, declare the notes held by it or them to be immediately due and payable.
The indenture provides that, subject to the duty of the trustee during the continuance of an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee satisfactory security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the notes then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the notes.
No holder of any notes shall have any right to institute any proceeding with respect to the indenture, any Subsidiary Guaranty or the notes or for any other remedy thereunder unless: (i) such holder previously has given written notice to the trustee of a continuing Event of Default with respect to the notes; (ii) the holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request to the trustee to pursue the remedy, and offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities incurred in compliance with such request; (iii) in the 60-day period following receipt of the notice, request and offer of security or indemnity referred to above, the trustee has failed to initiate such proceeding; and (iv) during such 60-day period, the trustee has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request.
Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such note on the respective dates such payments are due and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.
We are required to furnish to the trustee an officer’s certificate within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of our Quarterly Report on Form 10-Q with the SEC regardless of whether we are subject to the filing requirements thereof) after the end of each of our first three fiscal quarters of our fiscal year as to our compliance with the covenants described under “Maintenance of Minimum Net Asset Value,” “Maintenance of Consolidated Unencumbered Assets,” and “Limitation on Debt,” in “— Restrictive Covenants” above. We are also required to furnish to the trustee an officer’s certificate within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of our Annual Report on Form 10-K with the SEC regardless of whether we are subject to the filing requirements thereof) after the end of each fiscal year (which as of the date hereof, ends on December 31) as to our performance of, or compliance with, all of our obligations under the indenture, including the covenants described under “— Restrictive Covenants” above. The trustee shall have no duty to monitor, inquire as to or ascertain compliance with, or the performance of, our obligations under the indenture other than our obligations with respect to payment of principal or interest due on any note, provided that the trustee remains the paying agent for the notes.
Modification of the Indenture
The indenture contains provisions permitting us, any Subsidiary Guarantors and the trustee, with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding, to modify or amend any of the provisions of the indenture, the notes or any Subsidiary Guaranty or the rights of the holders of the notes under the indenture, provided that no such modification or amendment shall, among other things:
•
change the stated maturity of the notes;

•
reduce the principal amount of any notes or any premium thereon, or reduce the rate of interest thereon;

•
change any place where, or the currency in which, any notes are payable;

•
impair the holder’s right to institute suit to enforce the payment of any notes when due;

•
reduce the aforesaid percentage of notes, the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences), without in each case obtaining the consent of the holder of each note then outstanding that is so affected;

•
waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

•
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders to receive payments of principal of, premium on, if any, or interest on, the notes;

•
waive a redemption payment with respect to any note; or

•
release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guaranty or the indenture, except in accordance with the terms of the indenture.

The indenture also contains provisions permitting us, any Subsidiary Guarantor and the trustee, without notice to or the consent of the holders of any notes, to modify or amend the indenture in order to, among other things:
•
to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

•
to provide for the assumption of our any Subsidiary’s obligations to the holders of the notes in accordance with the terms of the indenture and any Subsidiary Guaranty if any consolidation, merger or sale of all or substantially all of our or any Subsidiary Guarantor’s property or assets occurs;

•
to add to the Events of Default or our covenants for the benefit of the holders of the notes;

•
to evidence and provide for the acceptance and appointment of a successor trustee;

•
to cure any ambiguity or omission, or to correct or supplement any provision therein which may be defective or inconsistent with any other provisions therein or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the notes then outstanding, as determined by us;

•
to secure the notes or to provide a guarantee of the notes;

•
to provide for a successor trustee or the appointment of more than one trustee;

•
to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

•
to release any Subsidiary Guarantor in accordance with the terms of the indenture; or

•
to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guaranty with respect to the notes.

The holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of all holders of notes, waive compliance by us with certain provisions of the indenture, including the covenants described above under “— Restrictive Covenants.” The holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of all holders of notes, waive any past Default under the indenture and its consequences, except a Default in the payment of the principal of, or premium, if any, or interest on any notes or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.
In determining whether the holders of the requisite aggregate principal amount of the notes then outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, any notes owned by us or any other obligor on the notes or any affiliate of ours or such other obligor shall be deemed not to be outstanding.
Discharge, Defeasance and Covenant Defeasance
Upon our direction, the indenture shall cease to be of further effect (subject to the survival of certain provisions thereof) when (i) either (A) all notes then outstanding have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all notes then outstanding have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, money in an amount sufficient to pay the entire indebtedness on the notes in respect of principal, premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the stated maturity or redemption date thereof, as the case may be, (ii) we have paid all other sums payable under the indenture, and (iii) certain other conditions are met.
Subject to the satisfaction of certain conditions set forth in the indenture, we may elect either (a) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, the obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold money for payment in trust) (“defeasance”), or (b) to be released from our obligations with respect to the notes described above under “— Restrictive Covenants” and certain other restrictive covenants in the indenture, and any omission to comply with such obligations shall not constitute a Default or an Event of Default (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the trustee, to pay the principal of and any premium and interest on the notes on the scheduled due dates therefor or the applicable redemption date, as the case may be. Such conditions to defeasance or covenant defeasance include the delivery to the trustee of an opinion of independent counsel in the United States to the effect that the beneficial owners of the notes then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.
In the event we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default other than an Event of Default resulting from a breach of a covenant as to which there has been covenant defeasance, the amount of money and/or U.S. government obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the notes at the time of any acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Trustee, Paying Agent and Security Registrar
UMB Bank, NA will act as trustee, paying agent and security registrar for the notes. From time to time, we and some of our Subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee and its affiliates in the ordinary course of business. Upon the occurrence of a Default or an Event of Default under the notes, the trustee may be deemed to have a conflicting interest with respect to any of our other debt securities as to which it acts as trustee and we are not in default for purposes of the TIA, and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.
Governing Law
The indenture is and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM
The Global Notes
The New Notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the purchaser; and

•
ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Exchanges Among the Global Notes
Beneficial interests in one global note may generally be exchanged for interests in another global note. The trustee may require the seller to provide certain written certifications in the form provided in the indenture and/or legal opinions.
A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.
Book-Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.
DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•
will not be entitled to have notes represented by the global note registered in their names;

•
will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the paying agent to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
New Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•
DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•
DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•
we, at our option, notify the trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the exchange of Old Notes for New Notes pursuant to the exchange offer, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold New Notes as part of a straddle, synthetic security, conversion transaction, or other integrated investment comprising New Notes and one or more other investments). In addition, this discussion does not describe any tax considerations arising under U.S. federal gift, estate or other tax laws, or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relating to the exchange of Old Notes for New Notes and relating to the acquisition, ownership and disposition of the New Notes.
The exchange of an Old Note for a New Note pursuant to the exchange offer should not constitute a “significant modification” of the Old Note for U.S. federal income tax purposes and, accordingly, the New Note received by a holder should be treated as a continuation of the Old Note in the hands of such holder. As a result, there should be no U.S. federal income tax consequences to a holder who exchanges an Old Note for a New Note pursuant to the exchange offer and any such holder should have the same adjusted tax basis and holding period in the New Note as it had in the Old Note immediately before the exchange. A holder who does not exchange its Old Notes for New Notes pursuant to the exchange offer should not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION
Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities provided that such broker-dealer notifies us to that effect by so indicating on the letter of transmittal. To the extent that any notifying broker-dealer participates in the exchange offer, we will use our commercially reasonable efforts to maintain the effectiveness of this prospectus.
We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that receives New Notes in exchange for Old Notes acquired for its own account as a result of market-making activities or other trading activities, and resells such New Notes, and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that reasonably requests such documents. We have agreed to pay certain expenses in connection with the exchange offer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Venable LLP, Baltimore, Maryland.
EXPERTS
The consolidated financial statements of Arbor Realty Trust, Inc. and Subsidiaries appearing in Arbor Realty Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including the schedule appearing therein), and the effectiveness of Arbor Realty Trust, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the year 2020, is based in part on the report of Richey, May & Co., LLP, independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at our website at www.arbor.com and at the SEC’s website at www.sec.gov. The information on our website is not, and you should not consider the information to be, a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2021; and

•
our Current Reports on Form 8-K filed with the SEC on March 15, 2021, March 30, 2021, April 23, 2021, May 4, 2021, May 26, 2021, May 27, 2021, June 2 2021, June 10, 2021, June 17, 2021, June 25, 2021 and June 28, 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Secretary (telephone no.: (516) 506-4200).

To ensure timely delivery of any requested information, holders of the Old Notes must make any request no later than            , 2021, which is five business days before the expiration date of the exchange offer, or, if we decide to extend the expiration date of the exchange offer, no later than five business days before such extended expiration date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Officers and Directors.
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Arbor’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
The charter authorizes Arbor to obligate itself and the bylaws obligate Arbor, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of Arbor or any individual who, while a director or officer of Arbor and at the request of Arbor, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status in any of the foregoing capacities and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit Arbor to indemnify and advance expenses to any person who served a predecessor of Arbor in any of the capacities described above and to any employee or agent of Arbor or a predecessor of Arbor.
Maryland law requires a Maryland corporation (unless its charter provides otherwise, which Arbor’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Arbor has also entered into agreements to indemnify its directors and executive officers to the maximum extent permitted by Maryland law, and pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Item 21. Exhibits and Financial Statement Schedules.
(a)
Exhibits:
Number	Description
3.1	Articles of Incorporation of Arbor Realty Trust, Inc. *
3.2	Articles of Amendment to Articles of Incorporation of Arbor Realty Trust, Inc. ▲
3.3	Articles Supplementary of Arbor Realty Trust, Inc. *
3.4	Articles Supplementary of 6.375% Series D Cumulative Redeemable Preferred Stock. ■
3.5	Articles Supplementary reclassifying and designating the authorized shares of 8.25% Series A Cumulative Redeemable Preferred Stock, 7.75% Series B Cumulative Redeemable Preferred Stock and 8.50% Series C Cumulative Redeemable Preferred Stock as additional shares of undesignated preferred stock of Arbor Realty Trust, Inc. ■■
3.6	Articles Supplementary designating Special Voting Preferred Stock. **
3.7	Amended and Restated Bylaws of Arbor Realty Trust, Inc. ▲▲
4.1	Form of Certificate for Common Stock. ****
4.2	Specimen 6.375% Series D Cumulative Redeemable Preferred Stock Certificate. ■■■
4.3	Indenture, dated March 13, 2018, between Arbor Realty Trust, Inc. and U.S. Bank National Association, as trustee. ◆
4.4	Indenture, dated July 3, 2018, between Arbor Realty Trust, Inc. and U.S. Bank National Association, as trustee. ◆◆
4.5	Indenture, dated July 20, 2018, between Arbor Realty Trust, Inc. and U.S. Bank National Association, as trustee. ◆◆◆
4.6	Indenture, dated November 12, 2019, between Arbor Realty Trust, Inc. and U.S. Bank National Association, as trustee. ◆◆◆◆
4.7	Indenture, dated as of April 30, 2021, between Arbor Realty Trust, Inc. and UMB Bank, NA, as trustee. ◆◆◆◆◆
4.8	Form of 5.00% Senior Note due 2026. ◆◆◆◆◆◆
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
5.2	Opinion of Venable LLP.
10.1	Non-Competition Agreement, dated July 14, 2016, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership, Arbor Commercial Mortgage, LLC and Ivan Kaufman. **
10.2	Fourth Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership, dated June 25, 2021, by and among Arbor Realty GPOP, Inc., Arbor Realty LPOP, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Trust, Inc.
10.3	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Commercial Mortgage, LLC. *
10.4	Form of Restricted Stock Agreement. *
10.5	Benefits Participation Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Management, LLC. *
10.6
Junior Subordinated Indenture, dated May 6, 2009, between Arbor Realty SR, Inc. and The Bank of New York Mellon Trust Company, National Association, as Trustee relating to $29,400,000 aggregate principal amount of Junior Subordinated Notes due 2034.❖

10.7
Junior Subordinated Indenture, dated May 6, 2009, between Arbor Realty SR, Inc. and The Bank of New York Mellon Trust Company, National Association, as Trustee relating to $168,000,000 aggregate principal amount of Junior Subordinated Notes due 2034.❖

Number	Description
10.8
Junior Subordinated Indenture, dated May 6, 2009, among Arbor Realty SR, Inc., Arbor Realty Trust, Inc., as Guarantor, and Wilmington Trust Company, as Trustee, relating to $21,224,000 aggregate principal amount of Junior Subordinated Notes due 2035.❖

10.9
Junior Subordinated Indenture, dated May 6, 2009, among Arbor Realty SR, Inc., Arbor Realty Trust, Inc., as Guarantor, and Wilmington Trust Company, as Trustee, relating to $2,632,000 aggregate principal amount of Junior Subordinated Notes due 2036.❖

10.10
Junior Subordinated Indenture, dated May 6, 2009, among Arbor Realty SR, Inc., Arbor Realty Trust, Inc., as Guarantor, and Wilmington Trust Company, as Trustee, relating to $47,180,000 aggregate principal amount of Junior Subordinated Notes due 2037.❖

10.11	Amended and restated Annual Incentive Agreement, dated March 31, 2017, by and between Arbor Realty Trust, Inc. and Ivan Kaufman.▲▲▲
10.12	First Amendment to Amended and restated Annual Incentive Agreement, dated October 31, 2018, by and between Arbor Realty Trust, Inc. and Ivan Kaufman.▲▲▲▲
10.13
Asset Purchase Agreement, dated February 25, 2016, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership, ARSR Acquisition Company, LLC, Arbor Commercial Funding, LLC and Arbor Commercial Mortgage, LLC (the schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K). ♠

10.14
Voting and Standstill Agreement, dated February 25, 2016, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC, Arbor Commercial Funding, LLC and the other Persons whose names appear on the signature pages hereto. ♠

10.15	Option Agreement, dated July 14, 2016, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership, Arbor Realty SR, Inc. and Arbor Commercial Mortgage, LLC. **
10.16	Amendment No. 1 to the Option Agreement, dated May 9, 2017, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership, Arbor Realty SR, Inc. and Arbor Commercial Mortgage, LLC. ***
10.17	Pairing Agreement, dated July 14, 2016, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Arbor Commercial Mortgage, LLC. **
10.18	Amended and Restated Limited Liability Company Operating Agreement of ARSR PE, LLC, dated July 14, 2016, by and between Arbor Multifamily Lending, LLC and Arbor Commercial Mortgage, LLC. **
10.19	Pooling and Servicing Agreement, dated as of May 1, 2020, by and among Arbor Private Label Depositor, LLC, Midland Loan Services and Wells Fargo Bank, National Association. ♠♠
10.20
Form of Registration Rights Agreement relating to the 5.00% Senior Notes due 2026, dated as of April 30, 2021, among Arbor Realty Trust, Inc. and the several purchasers of the Notes party thereto. ◆◆◆◆◆◆◆

21.1	List of Significant Subsidiaries of Arbor Realty Trust, Inc.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Richey, May & Co., LLP.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).
23.4	Consent of Venable LLP (contained in Exhibit 5.2).
24.1	Powers of attorney (included in signature page).
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of UMB Bank, NA.
99.1	Form Letter of Transmittal.

EXHIBIT INDEX
▲	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
▲▲	Incorporated by reference to Exhibit 3.1 of Form 8-K filed December 1, 2020.
▲▲▲	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.
▲▲▲▲	Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2018.
*	Incorporated by reference to Registration Statement on Form S-11 (No. 333-110472), as amended, filed November 13, 2003.
**	Incorporated by reference to Form 8-K filed July 15, 2016.
***	Incorporated by reference to Exhibit 1.1 of Form 8-K filed May 10, 2017.
****	Incorporated by reference to Registration Statement on Form S-11/A (No. 333-110472), as amended, filed December 31, 2003.
❖	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.
♠	Incorporated by reference to Form 8-K filed March 2, 2016.
♠♠	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.
■	Incorporated by reference to Exhibit 3.7 of Form 8-A filed June 2, 2021.
■■	Incorporated by reference to Exhibit 3.1 of Form 8-K filed June 28, 2021.
■■■	Incorporated by reference to Exhibit 4.1 of Form 8-A filed June 2, 2021.
♦	Incorporated by reference to Exhibit 4.1 of Form 8-K filed March 13, 2018.
♦♦	Incorporated by reference to Exhibit 4.1 of Form 8-K filed July 3, 2018.
♦♦♦	Incorporated by reference to Exhibit 4.1 of Form 8-K filed July 20, 2018.
♦♦♦♦	Incorporated by reference to Exhibit 4.1 of Form 8-K filed November 12, 2019.
♦♦♦♦♦	Incorporated by reference to Exhibit 4.1 of Form 8-K filed May 4, 2021.
♦♦♦♦♦♦	Incorporated by reference to Exhibit 4.2 of Form 8-K filed May 4, 2021.
♦♦♦♦♦♦♦	Incorporated by reference to Exhibit 10.1 of Form 8-K filed May 4, 2021.
Financial Statement Schedules:
All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.
Item 22. Undertakings.
The undersigned registrant hereby undertakes:
(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.
(6)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(7)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(9)  To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2021.
ARBOR REALTY TRUST, INC.
By:
/s/ PAUL ELENIO

Paul Elenio
Chief Financial Officer
POWER OF ATTORNEY
We, the undersigned officers and directors of Arbor Realty Trust, Inc. hereby severally constitute and appoint Paul Elenio and John J. Bishar, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Arbor Realty Trust, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ IVAN KAUFMAN Ivan Kaufman	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	June 28, 2021
/s/ PAUL ELENIO Paul Elenio	Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2021
/s/ KENNETH J. BACON Kenneth J. Bacon	Director	June 28, 2021
/s/ ARCHIE R. DYKES Archie R. Dykes	Director	June 28, 2021
/s/ EDWARD FARRELL Edward Farrell	Director	June 28, 2021
/s/ WILLIAM C. GREEN William C. Green	Director	June 28, 2021
/s/ MELVIN F. LAZAR Melvin F. Lazar	Director	June 28, 2021

Signature	Title	Date
/s/ JOSEPH MARTELLO Joseph Martello	Director	June 28, 2021
/s/ ELLIOT G. SCHWARTZ Elliot G. Schwartz	Director	June 28, 2021
/s/ GEORGE TSUNIS George Tsunis	Director	June 28, 2021